FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

June 30, 2008

Date of the Event

CompuSonics Video Corporation

Colorado                                                                                           84-1001336

(State of incorporation)                                  (I.R.S. Employer Identification No.)

23399 Commerce Drive Suite B-1

Farmington Hills, MI 48335

(Address of principal executive offices)

(248) 994-0099

(Company's telephone number, including area code)

Item 8.01: Other Events

Effective June 30, 2008 the Board of Directors of CompuSonics Video Corporation (the "Registrant") has extended the expiration date of the Class A Warrants and the related underlying Class B Warrants (represented by the Class A Warrants) from 5:00 p.m. Mountain Time June 30, 2008 to 5:00 p.m. Mountain Time September 30, 2008.  The exercise prices and conditions of exercising these Warrants of both Class A and Class B, and all the Registrant's rights (including making a redemption of the Class A Warrants, if desired), all remain the same as spelled out in the Prospectus of November 27, 1985, with the sole exception that the exercise time period has been extended as stated in this resolution.

The Registrant's Stock Transfer Agent was notified by letter from the Registrant's Chief Financial Officer as to the extension, per the actions of the Registrant's Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 30, 2008

CompuSonics Video Corporation

By   /s/ Thomas W. Itin

Thomas W. Itin

Chairman